EXHIBIT 2.4
__________, 2005
Secure Computing Corporation
4810 Harwood Road
San Jose, CA 95124
Ladies and Gentlemen:
     The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an “affiliate” of CyberGuard Corporation, a Florida corporation (the “Company”), as the term “affiliate” is defined for purposes of paragraph (c) of Rule 145 of the Rules and Regulations (the "Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 17, 2005 (the “Agreement”), among Secure Computing Corporation, a Delaware corporation (“Parent”), Bailey Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company, at the Effective Time (as defined in the Agreement) the Company will be merged with and into Merger Sub and Merger Sub will become a wholly-owned subsidiary of Parent.
     As a result of the Merger (as defined in the Agreement), the undersigned will be entitled to receive shares of Common Stock, par value $0.01 per share, of Parent (“Parent Common Stock”) in exchange for shares of Common Stock of the Company owned by the undersigned.
     The undersigned hereby represents and warrants to, and covenants with, Parent that in the event the undersigned receives any Parent Common Stock in the Merger:
     (A) The undersigned shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.
     (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of the Parent Common Stock, to the extent the undersigned has felt it necessary, with the undersigned’s counsel.
     (C) The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger is expected to be registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of the Merger’s submission for a vote of the shareholders of the Company the undersigned may be deemed an affiliate of the Company, and (ii) the distribution by the undersigned of the Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.
     (D) The undersigned understands that Parent will be under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned’s behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.
     (E) The undersigned understands that stop transfer instructions will be given to Parent’ transfer agent with respect to the Parent Common Stock owned by the undersigned and that there may be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:
“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT DATED ___2005, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SECURE COMPUTING CORPORATION.”
     (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned’s Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of this letter, Parent reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.”
     It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Parent to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.
     It is understood and agreed that such legends referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, or (ii) two years shall have elapsed from the date the undersigned acquired the Parent Company Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned.
     Execution of this letter should not be considered an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

Very truly yours,

[Print Name]

Acknowledged this ___ day of __________, 2005.
SECURE COMPUTING CORPORATION

By:

Name:

Title: